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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 3, 2007

WHITNEY INFORMATION NETWORK, INC.
(Exact name of registrant as specified in its charter)

COLORADO	0-27403	84-1475486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1612 East Cape Coral Parkway, Cape Coral Florida 33904
(Address of principal executive offices)

(239) 542-0643
(Registrant's telephone number, including area code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

        On November 3, 2007, the Special Committee of the Board of Directors (the "Special Committee") of Whitney Information Network, Inc. (the "Company") reported to the Company's Board of Directors the completion of its previously disclosed investigation and presented its recommendations to the Company's Board of Directors. The Company's Board of Directors is currently reviewing and evaluating the Special Committee's recommendations.

        As a result of the Special Committee investigation, the Company's Board of Directors has determined that with respect to its 2003 acquisition of Equity Corp. Holdings, Inc., a related party transaction (the "Equity Corp. Transaction"), the Company incorrectly used the acquisition method of accounting for a business combination and instead should have accounted for the transaction as a combination of entities under common control, similar to a pooling of interests. Thus, the Company will need to restate prior year financial statements.

        The Company expects that the change in accounting for the Equity Corp. Transaction will, for the periods restated, result in a decline in its reported consolidated total assets, an increase in the Company's consolidated stockholders' deficit, and reduce the Company's consolidated net loss. The Company does not expect the restatement to have a cumulative effect on its consolidated statement of cash flows.

        Accordingly, the Company's consolidated financial statements for the years ended December 31, 2002 to the present, the interim periods contained therein, and the related financial information contained in all earnings and press releases and similar communications issued by the Company for such periods should no longer be relied upon. The Company is not yet able to determine the final amounts or resulting accounting impact of the change in accounting for the Equity Corp. Transaction.

        The Company will also correct certain inaccuracies with respect to previous disclosures concerning the Equity Corp. Holdings, Inc. acquisition, as well as the 2001 and 2003 related party acquisitions of Precision Software Services, Inc. and Whitney Leadership Group, Inc., respectively.

        The Audit Committee of the Board of Directors and the Company's management have discussed the matters disclosed in this Item 4.02 with Ehrhardt, Keefe, Steiner & Hottman PC, the Company's independent registered public accounting firm.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITNEY INFORMATION NETWORK, INC.
Date: November 8, 2007	/s/ ALFRED R. NOVAS Alfred R. Novas Co-President and Chief Financial Officer

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  Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
SIGNATURES